                                                                   EXHIBIT 10.51

                       ASSIGNMENT AND ASSUMPTION OF LEASE

     This Assignment and Assumption of Lease (the "Assignment") is made on January 29, 2002 by and between Leap Wireless International, Inc., a Delaware corporation, with a place of business at 10307 Pacific Center Ct., San Diego, California 92121 ("Leap" or "Assignee"), and Electronic Arts Inc., a Delaware corporation, with a place of business at 209 Redwood Shores Parkway, Redwood City, California 94065 ("Electronic Arts" or "Assignor"). Leap and EA may be referred to from time to time in this Agreement individually as a "Party" and collectively as the "Parties."

                                    RECITALS:

This Assignment is made with regard to the following facts:

A. Landlord, (as successor in interest to Spieker Properties, L.P.) as landlord, and Assignor, as tenant, are parties to that certain Office Lease dated September 3, 1999 (the "Office Lease"), as amended by that certain First Amendment to Lease dated February 14, 2000 (the "First Amendment") (collectively, the "Lease") pursuant to which Landlord has leased to Assignor certain premises containing approximately 10,981 rentable square feet (the "Premises") known as Suite No. 200 on the 2nd floor of the building commonly known as Pacific Ridge Corporate Centre and located at 5790 Fleet Street, Carlsbad, CA 92008 (the "Building"). A copy of the Office Lease and the First Amendment are attached hereto as Exhibit A and are incorporated by reference; and

     B. Assignor desires to assign its rights, title, and interest in, to, and under the Lease and the Premises to Assignee, and Assignee desires to accept that assignment on, and subject to, all of the terms and conditions in this Assignment and the Landlord's Consent to Assignment and Assumption Agreement.

     C. Landlord has agreed to the terms of this Assignment and has agreed to execute a written consent agreement (the "Consent Agreement") for this Assignment.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

     1. Assignment and Assumption. Assignor assigns to Assignee all of its rights, title and interest to, and under the Lease and the Premises (including all of Assignor's rights, title, and interest in and to any prepaid rents that have been paid by Assignor under the Lease for any period before or after the Effective Date (as defined in Section 10 below) of this Assignment). Subject to
Section 10 hereof, Assignee accepts this assignment, assumes all of Assignor's rights and obligations under the Lease from and after the Effective Date of the assignment, and agrees to be bound by all of the provisions of the Lease and to perform all of the obligations of the tenant under the Lease as a direct obligation to Landlord from and after the Effective Date of the assignment. This assignment and assumption is made on, and is subject to, all of the terms, conditions, and covenants of this Assignment.

          2. Condition of Premises. The Premises will be delivered by Assignor to Assignee in good condition and repair, ordinary wear-and-tear excepted, and in broom-clean condition including all Tenant Improvements constructed under the Improvement Agreement under the Lease and any Alterations thereafter. All Tenant Improvements and Alterations shall become the property of Assignee on the Effective Date of this Assignment, subject to the terms of the Lease.

          3. Assignor's Representations and Warranties. Assignor represents and warrants that the Premises, the Tenant Improvements and the Alterations are not subject to any liens, conditional sales contracts, or other encumbrances, except for any rights the Landlord may have in the Premises, as provided in the Lease.

          Assignor further represents and warrants that:

     . Assignor is not in default under the Lease as of the time of the Effective Date of the Assignment;
     . Assignor has not stored, deposited or used any toxic or hazardous materials on the Premises;
     . All Tenant Improvements and Alterations on the Premises have been approved by the Landlord.
     . The Lease attached hereto as Exhibit A is a true, accurate, complete and up-to-date copy of the lease and all amendments and modifications thereto

          4. Obligations of Assignor and Assignee.

a) Assignor agrees to provide keys and/or cards to the Premises and the Building on the Effective Date of the Assignment, to pay for all charges for Operating Expenses (including, but not limited to, CAM's, insurance, taxes and repairs) up to the Effective Date of the Assignment, and to pay all costs of the assignment in accordance with the terms of the Lease. Assignor shall promptly remove its signs from the Premises and from the Building and shall pay for and repair any damage resulting from said removal. Assignor also agrees to transfer and assign to Assignee all of its rights, title, and interest in the security deposit held by the Landlord.

b) Assignee agrees to reimburse Assignor for Assignee's pro-rata portion of the January 2002 rent, including the pro rata portion of January Operating Expenses, for the period of time between the Effective Date and January 31, 2002. Assignee's pro-rata share of the January rent for the Premises shall be computed based on a monthly rent amount of $22,270.00 and a 31-day month. Assignee also agrees to reimburse Assignor for the Security Deposit paid by Assignor in the amount of nineteen thousand five hundred dollars ($19,500.00). Assignee shall pay the Security Deposit and the pro-rata share of the rent within thirty (30) days from the Effective Date.

c) Assignor agrees to defend, indemnify and hold harmless Assignee, its officers, directors, agents and employees (the "Indemnitees"), from and against any and all claims, costs and expenses (including reasonable attorney fees) resulting or arising from any claims by or on behalf of any person(s) or entity(s), due to the following events or actions occurring prior to the Effective Date of this Assignment:


     . Assignor's use, occupancy, or conduct, or any work or thing whatsoever done by Assignor in or about, the Premises;

     .   Assignor's use, occupancy, or conduct relating to the Common Areas;

     . Claims or causes of action arising from any condition of the Premises created by Assignor, or arising from any breach or default on the part of Assignor in the performance of any covenant pursuant to the terms of the Lease;

     . Claims or causes of action (including, but not limited to, accidents, bodily injury (including death) or property damage) arising from any acts or omissions of Assignor, or any of Assignor's agents, contractors, servants, employees or licensees.

In the event that any action or proceeding is brought against Assignee by reason of any of the above, Assignee shall promptly notify Assignor, and Assignor covenants to resist or defend such action or proceeding at Assignor's sole cost, including settlement costs; provided, however, that Assignee shall have the right, but not the obligation, to participate in its defense with its own counsel to the extent Assignee desires and deems appropriate in its sole discretion.

         5. Further Assurances. Each party to this Assignment will, at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Assignment.

         6. Entire Assignment; Waiver. This Assignment constitutes the final, complete and exclusive statement between the parties to this Assignment pertaining to the terms of Assignor's assignment of the Lease and the Premises to Assignee, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns. Neither party has been induced to enter into this Assignment by, nor is either party relying on any representation or warranty outside those expressly set forth in this Assignment. Any agreement made after the date of this Assignment is ineffective to modify, waive, or terminate this Assignment, in whole or in part, unless that agreement is in writing, is signed by the parties to this Assignment, and specifically states that the agreement modifies this Assignment.

         7. Governing Law. This Assignment will be governed by, and construed in accordance with, California Law.

         8. Captions. Captions to the sections in this Assignment are included for convenience only and do not modify any of the terms of this Assignment.

         9. Severability. If any term or provision of this Assignment is, to any extent, held to be invalid or unenforceable, the remainder of this Assignment will not be affected, and each term or provision of this Assignment will be valid and be enforced to the fullest extent permitted by law. If the application of any term or provision of this Assignment to any person or circumstances is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each term or provision of this Assignment will be valid and be enforced to the fullest extent permitted by law.

         10. Effective Date and Consent of Landlord. The Landlord's and the Parties' execution of the Consent Agreement is a condition precedent to the effectiveness and validity of this Assignment. The date of execution by Landlord and the Parties of Landlord's Consent Agreement shall be the effective date of this Assignment (the "Effective Date"). If the Landlord and the Parties do not execute the Consent Agreement, then this Assignment shall not become effective and shall be null and void.

         11. Capitalized Terms. All terms spelled with initial capital letters in this Assignment that are not expressly defined in this Assignment will have the respective meanings given such terms in the Lease.

         12. Brokers. The Parties to this Assignment represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Assignment and each Party agrees to protect, defend, indemnify, and hold the other Party harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees arising out of that Party's acts in connection with this Assignment. The provisions of this Section 12 shall survive the expiration or earlier termination of this Assignment and the Lease.

         13. Notices. Any notice that may or must be given by either Party under this Assignment will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the Party to whom it is intended. Any notice given to Assignor or Assignee shall be sent to the respective address set forth on the signature page below, or to such other address as that Party may designate for service of notice by a notice given in accordance with the provision of this Section 13. A notice sent pursuant to the terms of this Section 13 shall be deemed delivered
(A) when delivery is attempted, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the day following deposit with a nationally recognized overnight courier.

         14. Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which shall constitute together one and the same instrument, and shall be effective upon execution by all of the Parties

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date first written above:


ASSIGNOR:                                           ASSIGNEE:

ELECTRONIC ARTS INC.                                LEAP WIRELESS
                                                    INTERNATIONAL, INC.


By:_______________________________                  By:_________________________

Its:______________________________                  Its:________________________



Address of Assignor:                                Address of Assignee:

209 Redwood Shores Parkway
Redwood City, CA 94065                              10307 Pacific Center Court
                                                    San Diego, CA 92121
                                                    Attn: General Counsel

Attn: General Counsel
                                                    Telephone (858) 882-6000
Telephone: (650) 628-1500

                              EXHIBIT A
                              [Attach Lease and any amendments or modifications]

                  LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION

      This Consent is entered into as of the ____ day of ___________, 2002 by and among EOP-PACIFIC RIDGE CORPORATE CENTRE, L.L.C., a Delaware limited liability company ("Landlord"), ELECTRONIC ARTS INC., a Delaware corporation ("Assignor") and LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Assignee").

                                    RECITALS:

A. Landlord, (as successor in interest to Spieker Properties, L.P.) as landlord, and Assignor, as tenant, are parties to that certain Office Lease dated September 3, 1999 (the "Office Lease"), as amended by that certain First Amendment to Lease dated February 14, 2000 (the "First Amendment) (collectively, the "Lease") pursuant to which Landlord has leased to Assignor certain premises containing approximately 10,981 rentable square feet (the "Premises") known as Suite No. 200 on the 2nd floor of the building commonly known as Pacific Ridge Corporate Centre and located at 5790 Fleet Street, Carlsbad, CA 92008 (the "Building").

B. Assignor and Assignee have entered into that certain Assignment and Assumption of Lease dated January ________, 2002 ("Assignment Agreement") attached hereto as Exhibit A whereby Assignor assigned all of its right, title and interest in and to the Lease to Assignee.

C. Assignor and Assignee have requested Landlord's consent to the Assignment Agreement and the transaction described therein.

D. Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

      NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Assignor and Assignee agree and represent as follows:

1. Assignment Agreement. Assignor and Assignee hereby represent and warrant that: (a) a true, complete and correct copy of the Assignment Agreement is attached hereto as Exhibit A; and (b) the Assignment Agreement fully assigns all of Assignor's right, title and interest in the Lease to Assignee (the "Transfer").

2. Representations. Assignor hereby represents and warrants that Assignor (i) has full power and authority to assign its entire right, title and interest in the Lease to Assignee; (ii) has not transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (iii) has full power and authority to enter into the Assignment Agreement and this Consent; and (iv) has assigned the entire Security Deposit, if any, as described in the Basic Lease Information Section and
      Section 5 of the Office Lease, to Assignee, and Assignor has full power and authority to do the same. Assignee hereby represents and warrants that Assignee has full power and authority to enter into the Assignment Agreement and this Consent.

3. Assumption. Notwithstanding anything to the contrary contained in the Assignment Agreement, Assignee, for itself and its successors and assigns, hereby assumes and agrees to perform and be bound by all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable pursuant to the terms of the Lease. Nothing contained in the Assignment Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

4. No Release. Nothing contained in the Assignment Agreement or this Consent shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding the subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Accordingly, notwithstanding anything in the Assignment Agreement to the contrary (including, without limitation, the effective date thereof), Assignor and Assignee hereby acknowledge and agree that both Assignor and Assignee shall be fully responsible for all obligations of the tenant under the Lease (regardless of whether such obligations accrue prior to or following the effective date of the assignment).

5. Review Fee. Upon Assignor's execution and delivery of this Consent, Assignor shall pay to Landlord the sum of $500.00 in consideration for Landlord's review of the Assignment Agreement and preparation of this Consent. In addition, within 5 business days of demand by Landlord, Assignor shall also pay to Landlord an amount equal to all costs incurred by Landlord in connection with considering the request for consent to the Assignment Agreement, including without limitation, reasonable attorneys' fees.

6. Landlord's Consent. In reliance upon the agreements and representations contained in this Consent, Landlord hereby consents to the Transfer. This Consent shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord's consent to any subsequent assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the Lease. Landlord hereby waives Landlord's right to recapture the Premises and cancel the Lease under Section 9.2 of the Lease with respect to the assignment of the Lease pursuant to the Assignment Agreement.

7. Insurance. Landlord hereby acknowledges and agrees that so long as the coverage afforded Landlord, the other additional insureds and any designees of Landlord shall not be reduced or otherwise adversely affected, all or part of Tenant's insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations, or by means of a so called "Umbrella" policy.

8. Notice Address. Any notices to Assignee shall be effective when served to Assignee at the Premises in accordance with the terms of the Lease. From and after the effective date of the Assignment, notices to Assignor shall be served at the following address: 209 Redwood Shores Parkway, Redwood City, California 94065, Attention: General Counsel.

9. Deletions. Section 22.1 of the Office Lease (Option to Renew) is hereby deleted in its entirety and is of no further force or effect.

10. Signage. Leap Wireless International, Inc. (i.e., the Assignee named herein) and any assignee of the Assignee named herein permitted pursuant to the terms of the Lease (and not any sublessee or other transferee of the Tenant's interest in the Lease) only shall have the non-exclusive right to have a sign ("Tenant's Signage") on the existing monument located in the front of the Building (the "Monument"); provided that (i) the location of Tenant's Signage shall be for the location of Assignee's sign as of the date hereof, (ii) the size, materials, design and all other specifications of Tenant's Signage shall be subject to Landlord's prior written consent, which consent may be withheld in Landlord's reasonable discretion; (iii) Tenant's Sign shall comply with all applicable governmental rules and regulations; and (iv) Assignee's continuing right to Tenant's Signage shall be contingent on Assignee occupying the entire Premises. Landlord shall be responsible for the cost of the Monument, and Assignee shall be responsible for all costs incurred in connection with the design, construction, installation, maintenance and repair, compliance with laws, and removal of Tenant's Signage. Notwithstanding anything in the Lease to the contrary, except as specifically set forth herein, the tenant under the Lease shall have no signage rights at the Building or the Project.

11. Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

        IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Consent on the day and year first above written.

                                   LANDLORD:

                                   EOP-PACIFIC RIDGE CORPORATE CENTRE,
                                   LLC, a Delaware limited liability company

                                      By: EOP Operating Limited Partnership, a
                                          Delaware limited partnership,
                                          its sole member

                                          By: Equity Office Properties Trust, a
                                              Maryland real estate investment
                                              trust,
                                              its general partner

                                              By: ____________________________

                                              Name:___________________________

                                              Title:__________________________



                                   ASSIGNOR:

                                   ELECTRONIC ARTS INC., a Delaware corporation

                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________

                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________

                                            ASSIGNEE:

                                            LEAP WIRELESS INTERNATIONAL, INC., a
                                            Delaware corporation

                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________

                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________

                                    EXHIBIT A

                          COPY OF ASSIGNMENT AGREEMENT

                                   [ATTACHED]